Exhibit 4.1

6.50% SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK

CERTIFICATE

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF ESAB CORPORATION (THE “CORPORATION”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE INITIAL ISSUE DATE OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE CORPORATION OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C) ABOVE, THE CORPORATION AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[INCLUDE FOR SECURITIES ISSUED PRIOR TO 90 DAYS AFTER INITIAL ISSUANCE]

[THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO LIMITATIONS ON SHORT SELLING AND A LOCKUP AGREEMENT WITH THE ISSUER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER AND WHICH, AMONG OTHER MATTERS, PLACE RESTRICTIONS ON THE TRADING AND TRANSFER OF THE SECURITIES REPRESENTED HEREBY. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED OR OTHERWISE DISPOSED OF, EXCEPT IN COMPLIANCE WITH SUCH AGREEMENTS.]

Certificate Number [      ]

ESAB CORPORATION

6.50% Series A Mandatory Convertible Preferred Stock
(par value $0.001 per share)
(Liquidation Preference as specified below)

ESAB Corporation, a Delaware corporation (the “Corporation”), hereby certifies that                       (the “Holder”), is the registered owner of                        fully paid and non-assessable shares of the Corporation’s designated 6.50% Series A Mandatory Convertible Preferred Stock, par value $0.001 per share and a Liquidation Preference of $1,000.00 per share (the “Mandatory Convertible Preferred Stock”). The shares of Mandatory Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of Mandatory Convertible Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations for the 6.50% Series A Mandatory Convertible Preferred Stock of ESAB Corporation, dated June 1, 2026, as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to the Holder without charge upon written request to the Corporation at its principal place of business. In the case of any conflict between this Certificate and the Certificate of Designations, the provisions of the Certificate of Designations shall control and govern.

Reference is hereby made to the provisions of Mandatory Convertible Preferred Stock set forth on the reverse hereof and in the Certificate of Designations, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent and Registrar have properly countersigned, these shares of Mandatory Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by two Officers of the Corporation this 1st day of June, 2026.

ESAB CORPORATION

By:	/s/ R. Brent Jones
	Name:	R. Brent Jones
	Title:	Chief Financial Officer

By:	/s/ Curtis E. Jewell
	Name:	Curtis E. Jewell
	Title:	Senior Vice President and General Counsel

[REVERSE OF CERTIFICATE FOR 6.50% SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK]

Cumulative dividends on each share of Mandatory Convertible Preferred Stock shall be payable at the applicable rate provided in the Certificate of Designations.

The shares of Mandatory Convertible Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.

The Corporation shall furnish without charge to each Holder who so requests the voting powers, designations, powers, preferences and the relative, participating, optional or other rights of each class or series of stock of the Corporation and the qualifications, limitations or restrictions thereof.

NOTICE OF CONVERSION

(To be Executed by the Holder
in order to Convert 6.50% Series A Mandatory Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) 6.50% Series A Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”), of ESAB Corporation (hereinafter called the “Corporation”), represented by stock certificate No(s). [     ] (the “Mandatory Convertible Preferred Stock Certificates”), into Common Stock, par value $0.001 per share, of the Corporation (the “Common Stock”) according to the conditions of the Certificate of Designations of Mandatory Convertible Preferred Stock (the “Certificate of Designations”), as of the date written below. Holders that submit shares of Mandatory Convertible Preferred Stock during a Fundamental Change Conversion Period shall be deemed to have exercised their Fundamental Change Conversion Right.

If Common Stock is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Mandatory Convertible Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:
Applicable Conversion Rate:
Shares of Mandatory Convertible Preferred Stock to be Converted:
Shares of Common Stock to be Issued:*
Signature:
Name:
Address:**
Fax No.:

* The Corporation is not required to issue Common Stock until the original Mandatory Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion Agent.

** Address where Common Stock and any other payments or certificates shall be sent by the Corporation.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of 6.50% Series A Mandatory Convertible Preferred Stock evidenced hereby to:

____________________ (Insert assignee’s social security or taxpayer identification number, if any)

____________________ (Insert address and zip code of assignee)

and irrevocably appoints:

____________________ as agent to transfer the shares of 6.50% Series A Mandatory Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

In connection with any transfer of the shares of 6.50% Series A Mandatory Convertible Preferred Stock occurring prior to the Resale Restriction Termination Date, as defined in the Certificate of Designations governing such 6.50% Series A Mandatory Convertible Preferred Stock, the undersigned confirms that such 6.50% Series A Mandatory Convertible Preferred Stock is being transferred:

☐	To ESAB Corporation or a subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended;

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

☐	Pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.
Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)